UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 28, 1999



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5. Other Events

On April 27, 1999, Farm Family Holdings, Inc. issued a press release announcing an increase in operating income for the first quarter ended March 31, 1999.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        FARM FAMILY HOLDINGS, INC.
                                              (Registrant)




        April 28, 1999                   /s/ Philip P. Weber
--------------------------------   ---------------------------------------
            (Date)                           Philip P. Weber
                                            President and CEO

FOR IMMEDIATE RELEASE         CONTACT:       Timothy A. Walsh
                                             Executive Vice President
                                             Finance & Treasurer
                                             (518) 431-5410


  Farm Family Holdings Reports Increased Operating Income for the First Quarter
          Ended March 31, 1999 and Announces Share Repurchase Program

     Glenmont, New York - April 27, 1999 - - Farm Family Holdings, Inc. (NYSE:
FFH) today announced that operating income for the first quarter ended March 31, 1999 increased 21.1% to $3,562,000 compared to $2,940,000 for the same period in 1998. On a diluted per share basis, operating income increased to $0.67 for the first quarter ended March 31, 1999 compared to $0.55 for the same period in 1998. Operating income excludes realized investment gains (losses), nonrecurring charges, and the related taxes thereon. Net income for the first quarter of 1999 was $3,743,000 compared to $3,022,000 for the first quarter of 1998. On a diluted per share basis, net income was $0.71 for the first quarter of 1999 compared to $0.57 for the same period in 1998.

Premiums

     Premium revenue increased $5,519,000 or 12.9% to $48,334,000 for the first quarter of 1999 compared to $42,815,000 for the same period in 1998. The increase in premium revenue for the first quarter of 1999 was primarily attributable to an increase of $2,555,000 in premium revenue from our direct writings, an increase of $1,000,000 in our voluntary assumed reinsurance business, and a reduction of $2,025,000 in premiums ceded to the Company's reinsurers.

     Net written premiums increased $1,388,000 or 2.9% to $48,743,000 for the first quarter of 1999 compared to $47,355,000 for the same period in 1998. The increase in net written premiums for the first quarter of 1999 was primarily attributable to an increase of $1,761,000 or 4.0% in direct writings to the customers we serve (excluding assigned risk automobile business premiums received by the Company) which was partially offset by a reduction in the Company's written voluntary assumed reinsurance business.

Combined Ratio

     Farm Family Casualty Insurance Company's statutory combined ratio was 100.2% for the first quarter of 1999 compared to 100.7% for the same period in 1998. Loss and loss adjustment expenses were 75.5% of premium revenue for the first quarter of 1999 compared to 75.1% for the same period in 1998.

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Annual Meeting

     At the Annual Meeting of Shareholders held today, the nominees for Directors were elected and the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 1999 was ratified. Clark W. Hinsdale III was elected Chairman of the Board and Stephen J. George was elected Vice Chairman of the Board at today's meeting of the Board of Directors.

Stock Repurchase Plan

     Today, the Company's Board of Directors adopted a stock repurchase plan that authorizes the Company to repurchase shares of the Company's common stock in an aggregate amount of up to $7,500,000. Subject to price and market considerations and applicable securities laws, such repurchase may be made from time to time in open market, privately negotiated or other transactions. The repurchase program has been authorized for a one year period ending on April 27, 2000. The extent and timing of any repurchases will depend on market conditions and other corporate considerations. No assurances can be given that any stock purchases will be consummated.

New Jersey Personal Automobile Business

     Effective March 22, 1999, all insurers in New Jersey were required to reduce personal automobile rates by approximately 15% pursuant to the Automobile Insurance Cost Reduction Act of 1998 ("The Act"). The Company's direct written premium for New Jersey personal automobile business for the three months ended March 31, 1999 was $6,452,000 which was approximately 13.6% of its total direct written premium for the first quarter of 1999. The Act also made coverage and other changes to the statutory requirements governing personal automobile insurance in New Jersey which are intended to reduce losses and loss adjustment expenses. The impact on the Company's losses and loss adjustment expenses, if any, cannot be determined at this time.

     Philip P. Weber, President and CEO of Farm Family Holdings said, "Overall, we are pleased with our operating results for the first quarter. Today's adoption of a stock repurchase program coupled with our recently completed acquisition of Farm Family Life Insurance Company and its subsidiary, United Farm Family Insurance Company are part of our continued program to enhance shareholder value. In addition, we are encouraged about our future opportunities in the two newest states which we have added to our service territory, Pennsylvania and Maryland, as well as future prospects for Farm Family Life."

Farm Family Life

     On April 6, 1999, Farm Family Holdings acquired all of the outstanding capital stock of Farm Family Life Insurance Company.

     The selected unaudited pro forma consolidated financial information included as part of this press release gives effect to the acquisition of Farm Family Life using the purchase method of accounting. The selected unaudited pro forma consolidated statement of income data gives effect to the acquisition

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


as if the acquisition had occurred at the beginning of the periods presented. The selected unaudited pro forma balance sheet data gives effect to the acquisition as if it had occurred at March 31, 1999. The pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the acquisition been consummated at the beginning of the periods presented or of future results.

     Farm Family Holdings is the parent of Farm Family Casualty Insurance Company and Farm Family Life Insurance Company. Farm Family Casualty and Farm Family Life's subsidiary, United Farm Family are specialized, property and casualty insurers of farms, agricultural related businesses and residents and businesses of rural and suburban communities. Farm Family Life principally sells individual whole life, term and universal life products, in addition to single and flexible premium deferred annuities and disability income insurance products.

---------------------------------
Safe Harbor Statement under The Private Securities Litigation Reform Act of
1995:
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements with respect to the Company's acquisition of Farm Family Life, the impact of the acquisition of Farm Family Life on the earnings and shareholder value of the Company, statements regarding the Company's stock repurchase plan, statements regarding expansion into the states of Pennsylvania and Maryland, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the results of operations of the Company and Farm Family Life, exposure to catastrophic loss, geographic concentration of loss exposure, general economic conditions and conditions specific to the property and casualty insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio , market and business conditions impacting the Company's potential stock repurchases, the risks associated with the legislative, regulatory and competitive environments in the states of Pennsylvania and Maryland, which may delay, prohibit or otherwise make the Company's expansion into these states undesirable, the effect of regulatory changes governing personal automobile insurance in New Jersey and the impact thereof on the Company's direct written premium, losses and loss adjustment expenses, and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including the Form 10-K filed for the fiscal year ended December 31, 1998. Additional risks and uncertainties that may cause actual results of operations and business of Farm Family Life Insurance Company ("the Life Company") to differ materially from those contemplated or projected, forecasted, estimated or budgeted in such forward

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

     looking statements, include, among others: (i) assumptions regarding future morbidity, persistency, lapse rates, expenses, mortality and interest rates used in calculating reserve and liability amounts; (ii) significant variations of actual experience from that assumed by the Life Company as to the expected morbidity, lapse rates and other factors in developing pricing and other terms of its life insurance products; (iii) the ability of the Life Company to maintain its current rating from A.M. Best Company, Inc. (iv) changes in interest rates causing a reduction of investment income, operating cash flow and other sources which affect the Life Company's ability to pay policyholder benefits; (v) policyholder lapses resulting form interest rate fluctuations;
(vi) inability of the Life Company to maintain appropriate levels of statutory capital and surplus, particularly in light of continuing scrutiny by rating organizations and state insurance regulatory authorities, and to maintain acceptable financial strength and claim-paying ratings; (vii) a significant change in or termination of the Life Company's relationship with the Farm Bureaus(R) in the states where the Life Company's business is concentrated
(viii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements; (ix) heightened competition, including, specifically the intensification of price competition, the entry of new or existing competitors and the formation of new products by new and existing competitors which may have substantially greater technical, financial and operating resources; (x) inability to carry out marketing and sales plans; (xi) loss of key executives; (xii) general economic and business conditions which are less favorable than expected; (xiii) unanticipated changes in industry trends; and (xiv) the reserving policies and the adequacy of the reinsurance and retrocession programs of the Life Company. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.


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



                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands except per share data)

                                                                                        Three Months Ended
                                                                                            March 31,
                                                                                  -------------------------------
                                                                                        1999            1998
                                                                                        ----            ----

Revenues:
   Premiums                                                                           $48,334        $42,815
   Net investment income                                                                4,834          4,767
   Realized investment gains, net                                                         279            126
   Other income                                                                           277            219
                                                                                          ---            ---
        Total Revenues                                                                 53,724         47,927
                                                                                       ------         ------
Losses and Expenses:
   Losses and loss adjustment expenses                                                 36,486         32,139
   Underwriting expenses                                                               11,762         11,474
   Interest expense                                                                         -             25
   Dividends to policyholders                                                              70             50
                                                                                           --             --
         Total Losses and Expenses                                                     48,318         43,688
                                                                                       ------         ------

Income before federal income tax expense and extraordinary item                         5,406          4,239

Federal income tax expense                                                              1,663          1,217
                                                                                        -----          -----
         Net Income                                                                    $3,743         $3,022
                                                                                       ======         ======
Operating Income (1)                                                                   $3,562         $2,940
                                                                                       ======         ======

Per Share Data

  Net income per share-Diluted                                                          $0.71          $0.57
                                                                                        =====          =====
  Operating income per share-Diluted (1)                                                $0.67          $0.55
                                                                                        =====          =====
  Weighted average shares outstanding-Diluted                                       5,296,143      5,301,498
                                                                                    =========      =========


(1) Operating income excludes the impact of realized investment gains (losses), non recurring charges, and the related taxes thereon.


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



                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                     ($ in thousands except per share data)

                                                                                       03/31/99           12/31/98
Assets:
    Investments                                                                        $307,811           $307,524
    Cash and cash equivalents                                                             9,928             10,677
    Insurance receivables                                                                48,661             47,466
    Deferred acquisition costs                                                           13,633             13,668
    Accrued investment income                                                             5,291              5,527
    Other assets                                                                         22,933             21,641
                                                                                         ------             ------
         Total Assets                                                                  $408,257           $406,503
                                                                                       ========           ========
Liabilities:
    Reserves for  losses and loss adjustment expenses                                  $175,651           $174,435
    Unearned premium reserve                                                             71,632             71,209
    Debt                                                                                      -              1,055
    Other liabilities                                                                    16,025             15,566
                                                                                         ------             ------
         Total Liabilities                                                              263,308            262,265
                                                                                        -------            -------
Stockholders' equity                                                                    144,949            144,238
                                                                                        -------            -------
         Total Liabilities and Stockholders' Equity                                    $408,257           $406,503
                                                                                       ========           ========
Book Value Per Share                                                                     $27.59             $27.45
                                                                                         ======             ======
Book Value Per Share  (excluding SFAS 115 adjustment)                                    $26.32             $25.60
                                                                                         ======             ======
         Shares Outstanding                                                           5,253,813          5,253,813
                                                                                      =========          =========


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            Selected Unaudited Pro Forma Consolidated Financial Data
                  (dollars in millions, except per share data)

     The following table presents selected unaudited pro forma financial data for the Company. The selected unaudited pro forma consolidated financial information gives effect to the acquisition of Farm Family Life using the purchase method of accounting. The selected unaudited pro forma consolidated Statement of Income data gives effect to the acquisition of Farm Family Life as if it occurred at the beginning of the periods presented. The selected unaudited pro forma consolidated Balance Sheet data gives effect to the acquisition as if it occurred at March 31, 1999. The pro forma information is provided for informational purposes only and is not indicative of the actual results that would have been achieved had the acquisition of Farm Family Life been consummated at the beginning of the periods presented, or of future results.

                                                                                  For the Three Months Ended:

                                                                             March 31, 1999          March 31, 1998
                                                                             --------------          --------------
Statement of Income Data:
Total revenues                                                                        $77.5                   $71.5
Total losses, benefits and expenses                                                    70.7                    65.8
                                                                    ------------------------  ----------------------

Income before federal income tax expense                                                6.8                     5.7
Federal income tax expense                                                              2.1                     1.7
                                                                    ------------------------  ----------------------

   Income before preferred stock dividends                                              4.7                     4.0
   Preferred stock dividends                                                            0.1                     0.1
                                                                    ------------------------  ----------------------

     Income attributable to common shareholders                                        $4.6                    $3.9
                                                                    ========================  ======================
     Operating income(1)                                                               $4.4                    $3.8
                                                                    ========================  ======================
Per Share Data:
     Net income per common share - Diluted                                            $0.74                   $0.63
                                                                    ========================  ======================
     Operating income per common share - Diluted (1)                                  $0.71                   $0.62
                                                                    ========================  ======================
     Weighted average shares - Diluted                                            6,153,014               6,158,369
                                                                    ========================  ======================

Balance Sheet Data (at March 31, 1999):

     Total assets                                                                  $1,244.6                       -
     Participating policyholders' interest                                            109.3                       -
     Total liabilities                                                              1,063.3                       -
     Redeemable preferred stock                                                         5.8                       -
     Total equity                                                                     175.5                       -

    Book value per share                                                             $28.73                       -
                                                                    ========================

(1) Operating income excludes the impact of realized investment gains (losses), nonrecurring charges, and the related taxes thereon.

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